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                                                                  EXHIBIT 14 (B)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Pre-Effective Amendment to the Registration Statement on Form N-14 of the ARK Funds of our report dated February 11, 2000 relating to the financial statements, which appears in the 1999 Annual Report to Shareholders of The Govett Funds, Inc., which is incorporated by reference in this Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
June 27, 2000